Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Territory or State of Formation
EHP Operating Partnership, L.P.	Maryland
Eagle San Juan Suites, LLC	Delaware
EHP San Juan Suites, LLC	Puerto Rico
EHP Rochester Hotel Holding, LLC	Delaware
EHP Rochester Hotel, LLC	Delaware
EHP Boston Suites, LLC	Delaware
EHP Glendale, LLC	Delaware
EHP Phoenix Suites, LLC	Delaware
EHP RiverCenter Landmark, LLC	Kentucky
EHP Burr Ridge, LLC	Illinois
EHP RiverCenter Suites, LLC	Kentucky
EHP CVG Airport, LLC	Kentucky
EHP DIA Suites, LLC	Colorado
EHP Westshore Suites, LLC	Florida
EHP Independence Suites, LLC	Ohio
EHP Dublin Suites, LLC	Ohio
EHP Boston Suites, LLC	Delaware
EHP TRS Holding Co., Inc.	Maryland
Boston Suites TRS, Inc.	Maryland
Rochester Hotel TRS, Inc.	Maryland
Dublin Suites TRS, Inc.	Maryland
Independence Suites TRS, Inc.	Maryland
Westshore Suites TRS, Inc.	Maryland
DIA Suites TRS, Inc.	Maryland
CVG Airport TRS, Inc.	Maryland
RiverCenter Suites TRS, Inc.	Maryland
Burr Ridge TRS, Inc.	Maryland
RiverCenter Landmark TRS, Inc.	Maryland
Phoenix Suites TRS, Inc.	Maryland
Glendale Hotel TRS, Inc.	Maryland